AMENDMENT NO. 2
                                    To
                   AMENDMENT AND PLAN OF REORGANIZATION

          This Amendment No. 2 is dated as of August 6, 1997, and amends the Agreement and Plan of Merger and Reorganization dated as of October 12, 1996, as previously amended (the "Merger Agreement"), among the parties named below.

          The parties named below, which constitute all of the parties to the Merger Agreement, agree that the date September 1, 1998 is substituted for the date April 30, 1998 appearing in Section 8.01(b) of the Merger Agreement.

                              ENOVA CORPORATION



                              By: ____________________________


                              PACIFIC ENTERPRISES



                              By: ____________________________


                              MINERAL ENERGY COMPANY



                              By: ____________________________


                               G MINERAL ENERGY SUB



                              By: ____________________________


                              B MINERAL ENERGY SUB



                              By: ___________________________


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